INDEPENDENT AUDITORS' CONSENT

Oppenheimer Strategic Income & Growth Fund:

We hereby consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 33-47378 of our report dated October 21, 1996 appearing in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
January 9, 1997